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                                                                    Exhibit 4(a)

First SunAmerica          New Business Documents  Overnight With Checks
Life Insurance Company    P.O. Box 3031           First SunAmerica Life
733 Third Avenue          Berwyn, PA 19312-0031    Insurance Company
New York, New York 10017                          c/o Delaware Valley Financial
www.AIGSunAmerica.com                              Services
                                                  300 Berwyn Park
                                                  Berwyn, PA 19312-0031

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DEFERRED ANNUITY APPLICATION                                      FSA-577 (1/05)
Please print or type.

A. Owner

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Last Name                         First Name                      Middle Initial

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Street Address          City                     State                  Zip Code

Mo.  Day   Year     [ ] M  [ ] F   000-00-0000  (   )
------------------  -------------  -----------  ----------------  --------------
Date Of Birth       Sex            SSN or TIN   Telephone Number  E-mail Address

Joint Owner:
 (If applicable)
                ----------------------------------------------------------------
                Last Name                First Name               Middle Initial

Mo.  Day   Year     [ ] M  [ ] F                                  (   )
------------------  -------------  --------  -------------------  --------------
Date of Birth       Sex            SSN       Relationship         Telephone
                                              to Owner             Number

B. Annuitant (Complete only if different from Owner)

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Last Name                         First Name                      Middle Initial

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Street Address          City                     State                  Zip Code

Mo.  Day   Year     [ ] M  [ ] F                (   )
------------------  -------------  -----------  ----------------  --------------
Date of Birth       Sex            SSN          Telephone Number  E-mail Address

Joint Annuitant
 (If Applicable):
                 ---------------------------------------------------------------
                 Last Name               First Name               Middle Initial

Mo.  Day   Year       [ ] M  [ ] F                      (   )
--------------------  ----------------  --------------  ---------------------
Date of Birth         Sex               SSN             Telephone Number

C. Beneficiary (Please list additional beneficiaries, if any, in the special instructions section)

[ ] Primary
               --------------------------------   ----------------   -----------
               Last Name   First Name   M I       Relationship       Percentage
[ ] Primary
[ ] Contingent --------------------------------   ----------------   -----------
               Last Name   First Name   M I       Relationship       Percentage
[ ] Primary
[ ] Contingent --------------------------------   ----------------   -----------
               Last Name   First Name   M I       Relationship       Percentage

D. Type of Contract (If this is a transfer or 1035 Exchange, please complete form [F-2500NB] and submit it with this application)

[ ] Qualified Plan   Minimum $2,000   Please indicate specific Qualified plan
    type below: [ ] Non-Qualified Plan   Minimum $2,000
[ ] IRA (tax year _________)   [ ] IRA Transfer   [ ] IRA Rollover  [ ] Both IRA
[ ] 401(k)   [ ] 457   [ ] Keogh        [ ] SEP   [ ] TSA    [ ] Other______

[ ] Check included with this Application for $__________________

E. Specified Annuity Date: Anticipated date income payments begin. (Must be at least 1 year after the Contract Date, but not beyond the Annuitant's 90th birthday or ten years after the Contract Date. Note: If left blank, the Annuity Date will default to the latest acceptable date for nonqualified and to the date on which You will be age 70 1/2 for qualified contracts).

Month           Day             Year
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F. Optional Elections Once elected by the Owner, optional benefits may not be changed or terminated. (See your registered representative and/or the prospectus for information about optional elections including maximum issue age and other restrictions).

DEATH BENEFIT ELECTIONS

[ ] Maximum Anniversary Value Optional Death Benefit: Offered as an enhancement to the standard Death Benefit. There is an additional annualized charge of 0.20% for this option.

LIVING BENEFIT ELETIONS: Only one Living Benefit option may be elected.
    I.    [ ]    Guaranteed Minimum Account Value ("GMAV"). The election
                 of the GMAV Benefit is irrevocable. There is an additional annualized charge for this option, based on the Contract Value at the end of a calendar quarter. For Contract Years 0-5, the charge is 0.50%; for contract Years 6-10, the charge is 0.25%.
                 II.
    II.   [ ]    Guaranteed Minimum Withdrawal Benefit ("GMWB"). [ ] Option 1
                 (3 year waiting period) [ ] Option 2 (5 year waiting period)
                 The election of the GMWB Benefit is irrevocable. There is an additional annualized charge for this option, based on the Withdrawal Benefit Base ("WBB"). For Contract Years 0-7, the charge is 0.65% of the WBB; for Contract Years 8 and over, the charge is 0.45% of the WBB.

G. Special Features  (Optional)

[ ] Systematic Withdrawal: Include Form Number [R-5550SW] with this application.

[ ] Automatic Asset Rebalancing: I request the accounts to be REBALANCED as designated in section I at the frequency initialed below:
(Select only one) __________Quarterly __________Semiannually ___________Annually

H. ADDITIONAL INSTRUCTIONS (Additional Beneficiaries, Transfer Company Information, etc.)

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I. Investment & DCA Instructions (Allocations must be expressed in whole percentages and total allocation must equal 100%)

Payment       DCA Target
Allocations   Allocations   Portfolio
-----------   -----------   ---------

Portfolios of the Alliance Variable Products Series Fund, Inc.

_______%      ______%       Alliance Bernstein Global Bond
_______%      ______%       Alliance Bernstein Global Dollar Government
_______%      ______%       Alliance Bernstein Growth
_______%      ______%       Alliance Bernstein Growth and Income
_______%      ______%       Alliance Bernstein High Yield
_______%      ______%       Alliance Bernstein International
_______%      ______%       Alliance Bernstein International Value
_______%      ______%       Alliance Bernstein Money Market
_______%      ______%       Alliance Bernstein Americas Government Income
_______%      ______%       Alliance Bernstein Premier Growth
_______%      ______%       Alliance Bernstein Small Cap Growth
_______%      ______%       Alliance Bernstein Real Estate Investment
_______%      ______%       Alliance Bernstein Small Cap Value
_______%      ______%       Alliance Bernstein Technology
_______%      ______%       Alliance Bernstein Total Return
_______%      ______%       Alliance Bernstein U.S. Government/High Grade
                             Securities
_______%      ______%       Alliance Bernstein Utility Income
_______%      ______%       Alliance Bernstein Value
_______%      ______%       Alliance Bernstein Worldwide Privatization
_______%      ______%       Alliance Bernstein U.S. Large Cap Blended Style
                             Series
_______%      ______%       Alliance Bernstein Wealth Appreciation
_______%      ______%       Alliance Bernstein Balanced Wealth Strategy

                              Fixed Account Options
Check with your home office/our sales desk/AIG SunAmerica Internet web site for currently available Fixed Account Guarantee Periods ("FAGP").

____ % to _____________________
          Fixed Account Guarantee Period

____ % to _____________________
          Fixed Account Guarantee Period

____ % to _____________________
          Fixed Account Guarantee Period

DCA Options and Program*
______% 6 Month DCA Account
        ($6,000 minimum)
______% 1 yr. DCA Account
        ($12,000 minimum)

* DCA Program will begin 30 days from the date of deposit. Please indicate the target account(s) in the spaces provided above. Total must equal 100%. The minimum transfer amount must be $1,000 per month.

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J. Statement of Owner

Do you have any existing life insurance or annuity contracts? [ ] Yes [ ] No If yes, will this Contract replace an existing life insurance or annuity contract?
[ ] Yes [ ] No (If yes, please attach transfer forms, replacement forms and indicate below, the name of the existing issuing company and the contract number.)
__________________________   ___________________   $____________________________
Company Name                 Contract Number       Estimated Transfer Amount

My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application/Enrollment Form shall be a part of any Contract issued by the Company. Further,

        . I acknowledge receipt of the current prospectuses for this variable annuity and the applicable underlying funds of the trusts. I have read them carefully and understand their contents.

        . After consulting with my registered representative and reviewing the prospectuses, I confirm that this variable annuity is suitable for my objectives and needs.

        . I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the Variable Portfolios or Subaccounts, are variable and are not guaranteed as to dollar amount by us, the U.S, Government or any State Government; are not federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State.

        . I understand the terms of the Withdrawal Charge period that I selected.

        . If I am funding a tax qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

        . I understand that the Company reserves the right to allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the Cash Management Portfolio/Subaccount until the end of the Right to Examine period.

Signed at: City________________ State__________________ Date____________________


-----------------------   ------------------------   ---------------------------
Owner's Signature         Joint Owner's Signature    Registered Representative's
                           (If Applicable)             Signature

K. Licensed / Registered Representative Information

Will this Contract replace in whole or in part any
existing life insurance or annuity contract?        [ ] Yes       [ ] No

-------------------------------  -----------------------------   ---------------
Registered Representative's      Printed Name of                 Social Security
 Signature                        Registered Representative       Number

Representative's
  Street Address_____________   City__________  State__________ Zip_____________

                 (   )
---------------  ------------------  ---------------  --------------------------
Broker/Dealer    Representative's    Licensed Agent   Representative's E-mail
 Firm Name        Phone Number        ID Number        Address

[[ ] Option 1   [ ] Option 2   [ ] Option 3   [ ] Option 4   (Check your home
office for availability)]

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For Office Use Only
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